Exhibit 3.3

AMENDED AND RESTATED BYLAWS

OF

ACCENTIA BIOPHARMACEUTICALS, INC.

(A FLORIDA CORPORATION)

Effective as of December 27, 2007

ARTICLE I

OFFICES

1.01. Principal Office and Other Offices. The principal office of the Corporation shall be located at such place within or outside the State of Florida (the “State”) as the Board of Directors (the “Board”) may from time to time designate. The Corporation may have other offices for the transaction of the affairs of the Corporation located at such other places both within and without the State as the Board may from time to time designate or as the business of the Corporation may require.

1.02. Registered Office and Agent. The Corporation shall have and continuously maintain in the State a registered office and have a registered agent, as required by law. Such office may, but need not, be identical with the principal office of the Corporation in the State. The Corporation may from time to time change its registered office or its registered agent, or both, by a resolution of the Board that adopts the change and authorizes the President or a Vice President to execute and submit for filing with the Department of State a statement of change setting forth the information required by law. Any new registered agent designated by such statement shall acknowledge in writing such statement, and any new or successor registered agent shall simultaneously file with the Department of State a written statement, in the form and manner prescribed by law, accepting the appointment and stating the registered agent’s familiarity with and acceptance of the obligations provided for under the laws of the State. In the event the Corporation desires to qualify to do business in one or more states other than Florida, the Board shall designate the location of the registered office in any such state and the registered agent at such address in the manner provided by applicable law.

ARTICLE II

SHAREHOLDERS

2.01. Annual Meetings. The annual meeting of Shareholders for the purpose of electing Directors and for the transaction of such other matters as may properly come before the meeting shall be held each year during the first five months of the fiscal year of the Corporation on a date and time and at a place designated by the Board, or at such other time and date as may be fixed by or under the authority of the Board. However, failure to hold a timely annual meeting shall in no way affect the terms of officers or Directors of the Corporation or the validity of actions of the Corporation.

2.02. Special Meeting. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board or by the person designated in the written request of the holders of not less than fifty percent (50%) of all shares of the Corporation entitled to vote at the meeting.

2.03. Place of Meeting. The Board may designate any place, either within or without the State, as the place of meeting for any annual meeting or for any special meeting called by the Board. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place either within or without the State, as the place for the holding of such meeting. If no designation is made for the place of meeting, or if the meeting be otherwise called, then the place of meeting shall be the principal business office of the Corporation within the State or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

2.04. Notice of Meeting. A written notice of each Shareholders’ meeting stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered either personally, by first-class mail, or by electronic means to each Shareholder of record entitled to vote at such meeting not less than ten (10) or more than sixty (60) days before the date of the meeting. Notice shall be given by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. If notice is by first-class mail, such notice shall be deemed to have been delivered when deposited with postage prepaid thereon in the United States mail, addressed to the Shareholder at the address of the Shareholder as it appears on the stock transfer books of the Corporation. If notice is by electronic means, such notice shall be deemed to have been delivered when electronically transmitted to the Shareholder in a manner authorized by the Shareholder.

2.05. Waiver of Notice. A written waiver of notice signed by a Shareholder who was entitled to notice of a meeting of the Shareholders, whether the waiver is given before or after the time required for the notice, shall be equivalent to the giving of such notice. A Shareholder’s attendance at a meeting shall constitute a waiver of notice of such meeting, except when the Shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.06. Adjournment. Any meeting of the Shareholders may be adjourned to another time or place by a majority vote of the shares entitled to vote and which are represented at the meeting. When all of the shares entitled to vote are represented in person or by proxy at a meeting, and such meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting, if the time and the place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. Any business may be transacted at such adjourned meeting that might have been transacted at the original meeting. If all of the shares entitled to vote are not represented at the meeting at which adjournment is taken, then notice of the adjourned meeting as required by Section 2.04 of these bylaws shall be given to each Shareholder of record. In all cases, however, if, after the adjournment, the Board fixes a new record date for the adjourned meeting, then notice of the adjourned meeting shall be given as provided in this Article II to each Shareholder of record under the new record date who is entitled to vote at the adjourned meeting.

2.07. Fixing of Record Date. For the purpose of determining the Shareholders who are entitled to receive notice of or to vote at any Shareholders’ meeting or any adjournment thereof, to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, and pursuant to any other purpose requiring a determination of Shareholders, the Board may fix, in advance, a record date for any such determination of Shareholders. Such record date shall not be more than sixty (60) or less than ten (10) days before the date on which the particular action requiring such determination of Shareholders is to be taken. If no such record date is fixed, then the date on which notice of a Shareholders’ meeting is delivered or the date on which the Board adopts a resolution declaring a dividend, as the case may be, shall be the record date for such determination of Shareholders. In the case of an adjourned meeting, the record date for the original meeting shall apply to the adjournment thereof, unless the Board fixes a new record date in accordance with these bylaws.

2.08. Record of Shareholders Having Voting Rights. The Secretary of the Corporation shall make or obtain, at least ten (10) days before each meeting of the Shareholders, a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of, and the number, class and series, if any, of shares held by each. For a period of ten (10) days prior to such meeting, such list shall be kept on file at the registered office of the Corporation, the principal place of business of the Corporation, or the office of the Secretary, and such list shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder at any time during the meeting. If the requirements of this Section 2.08 have not been substantially complied with, then upon the demand of any Shareholder, in person or by proxy, the meeting shall be adjourned until the requirements are complied with; provided, however, if no Shareholder makes such demand, any failure to comply with the requirements of this Section 2.08 shall not affect the validity of any action taken at such meeting.

2.09. Shareholder Quorum and Voting.

(a) A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

(b) An amendment to the Articles of Incorporation that adds, changes or deletes a greater or lesser quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.

(c) If a quorum exists, action on a matter, other than the election of Directors, is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Florida Business Corporation Act or the Articles of Incorporation.

(d) After a quorum has been established at a Shareholders’ meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

(e) The Articles of Incorporation may provide for a greater voting requirement or a greater quorum requirement for Shareholders than is provided by the Florida Business Corporation Act.

2.10. Conduct of Meeting. The President, or, in the absence of the President, a Vice President (if there is a Vice President, and, if there are more than one, then according to the order provided under Section 4.06 of these bylaws), or, in the absence of both the President and a Vice President, any person chosen by the Shareholders present, shall call the meeting of the Shareholders to order and shall act as chairman and presiding officer of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the Shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

At any meeting of the Shareholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any Shareholder of the Corporation who is a Shareholder of record at the time of giving of the notice provided for in these bylaws, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in this bylaw; provided, however, that business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice.

For business to be properly brought before any meeting by a Shareholder pursuant to clause (c) of the preceding paragraph, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days prior to the date of the meeting. A Shareholder’s notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the Shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are owned beneficially and of record by such Shareholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made, and (d) any material interest of such Shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.10. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 2.10, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, a Shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

2.11. Proxies. Every Shareholder entitled to vote at a Shareholders’ meeting or entitled to express consent or dissent without a meeting, or the duly authorized attorney-in-fact of such Shareholder, may authorize another person or other persons to act for him or her by proxy. A proxy must be in writing and signed by the Shareholder, or by his attorney-in-fact. Unless otherwise stated in the proxy, a proxy shall be valid only for a period of eleven (11) months from the date of the proxy. Every proxy shall be revocable at the pleasure of the Shareholder who executed it, except as otherwise provided in the Florida Business Corporation Act.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the Shareholder who executed the proxy, unless, before the authority is exercised, written notice of adjudication of such incompetence or death is received by the Secretary of the Corporation.

Any proxy holder may appoint, in writing, a substitute to act in his place, if the proxy expressly provides for such substitution. If a proxy for shares confers authority upon more than one person, and if the proxy does not otherwise provide, a majority of the authorized persons, or, if only one is present, then that one, may exercise all the powers conferred by the proxy; provided, however, if the proxy holders present at the meeting are equally divided as to the right and manner of voting, then the voting of such shares shall be prorated.

2.12. Voting of Shares. Subject to the provisions of this Article II of these bylaws, the Articles of Incorporation, and the laws of the State, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the Shareholders.

2.13. Voting of Shares by Certain Holders.

(a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, of the designation of some other person by the Board of Directors or the bylaws of such other corporation.

(b) Legal Representatives and Fiduciaries. Shares held by any administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by a duly executed proxy, without a transfer of such shares to his or her name. Shares standing in the name of a fiduciary may be voted by him or her, either in person or by proxy. A proxy executed by a fiduciary, shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

(c) Pledgees. A Shareholder whose shares are pledged shall be entitled to vote such shares unless in the transfer of the shares the pledgor has expressly authorized the pledgee to vote the shares and thereafter the pledgee, or his or her proxy, shall be entitled to vote the shares so transferred.

(d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this Corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

(e) Joint Holders. Shares of record in the names of two or more persons or shares to which two or more persons have the same fiduciary relationship, unless the Secretary of the Corporation is given notice otherwise and furnished with a copy of the instrument creating the relationship, may be voted as follows: (i) if voted by an individual, his or her vote binds all holders; or (ii) if voted by more than one holder, the majority vote binds all, unless the vote is evenly split in which case the shares may be voted proportionately, or according to the ownership interest as shown in the instrument filed with the Secretary of the corporation.

2.14. Waiver of Notice by Stockholders. Whenever any notice whatever is required to be given to any Shareholder of the Corporation under the certificate of incorporation or bylaws or any provision of the Florida Business Corporation Act, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends for the express purpose of objecting to the transaction of any business. Neither the business, nor the purpose of any regular or special meeting of Shareholders, Directors or members of a committee of Directors need be specified in the waiver.

2.15. Action Without Meeting. Any action of the Shareholders required or permitted to be taken at an annual or special meeting of the Shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten (10) days after obtaining such authorization by written consent, the Corporation shall give notice to the Shareholders who have not consented in writing. Such notice shall fairly summarize the material features of the authorized action, and, if the action is a merger, a consolidation, or a sale or exchange of assets for which dissenters’ rights are provided by applicable corporate laws of the State, then such notice shall contain a clear statement of the right of Shareholders dissenting from the action to be paid the fair value of their shares upon compliance with applicable provisions of the laws of the State. Any certificate that is required by law to be filed as a result of an action of the Shareholders taken under this Section 2.15 shall state that written consent for such action was given in accordance with the laws of the State.

2.16. Acceptance of Instruments Showing Shareholder Action.

If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a Shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a Shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a Shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the Shareholder if any of the following apply:

(a) The Shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

(b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the Shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(c) The name signed purports to be that of a receiver or trustee in bankruptcy of the Shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the Shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the Shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

(e) Two or more persons are the Shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners. The Corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the Shareholder.

ARTICLE III

BOARD OF DIRECTORS

3.01. General Powers and Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board, subject to limitations set forth under the laws of the State, the Articles of Incorporation, and these bylaws concerning corporate action that must be authorized or approved by the Shareholders. The number of Directors on the Board shall initially be fixed at nine (9), provided that the number of Directors may be reduced or increased from time to time by action of a majority of the Directors then in office, and the Board shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall affect the term of any Director then in office.

3.02. Tenure and Qualifications. As of the date on which the Corporation’s common stock becomes registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Registration Date”), the Directors of the Corporation shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, each of which shall be as nearly equal in number as possible. Each initial Director in Class I shall hold office for a term expiring at the first annual meeting of the Shareholders after the Registration Date; each initial director in Class II shall hold office for a term expiring at the second annual meeting of the Shareholders after the Registration Date; and each initial director in Class III shall hold office for a term expiring at the third annual meeting of the Shareholders after the Registration Date. At each annual meeting of Shareholders following such initial classification and election, Directors elected to succeed the Directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of Shareholders in the third year following the year of their election and until their successors have been duly elected and qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of Directors in each class as nearly equal as reasonably possible, but no decrease in the number of Directors may shorten the term of any incumbent Director. Directors must be natural persons who are 18 years of age or older but need not be residents of the State or shareholders of the Corporation.

3.03. Resignation and Removal. A Director may resign at any time by filing a written resignation with the Secretary of the Corporation. Any Director or the entire Board of Directors may be removed, only with cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.

3.04. Vacancies. Any vacancy occurring in the Board, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, though the remaining Directors constitute less than a quorum of the Board; provided, however, if a vacancy is created by removal of a Director by action of the Shareholders, then the Shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

3.05. Regular Meetings. A regular meeting of the Board shall be held without other notice than this bylaw immediately after the annual meeting of Shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of Shareholders which precedes it, or such other suitable place as may be announced at such meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State, for the holding of additional regular meetings without other notice than such resolution.

3.06. Special Meetings. Special meetings of the Board may be called by or at the request of the President, Secretary or any Director. The President or Secretary calling any special meeting of the Board may fix any place, either within or without the State, as the place for holding any special meeting of the Board called by them, and if no other place is fixed the place of the meeting shall be the principal business office of the Corporation in the State.

3.07. Notice; Waiver. Except to the extent provided in Section 3.05 of these bylaws, notice of each meeting of the Board shall be given to each Director (a) by personal delivery, electronic means, or telephonically not less than twenty four (24) hours before the meeting or (b) by first-class mail, addressed to the business address or such other address as the Director shall have designated in a writing filed with the Secretary, and mailed not less than four (4) business days before the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid and properly addressed. If sent by electronic means, such notice shall be deemed to be delivered when electronically transmitted to the Director in a manner authorized by the Director. However, any requirement of notice to any Director required under these bylaws or under provision of law may be waived if such Director signs a waiver of notice at any time, either before or after the time of the meeting. If a Director has not been given notice as required under these bylaws or under provisions of law, but the Director attends the meeting or participates in a telephonic meeting, the Director’s attendance or participation shall constitute a waiver of notice of such meeting and a waiver of all objections to the time and place of the meeting and the manner in which it was called or convened, except, when a Director states, at the beginning of such meeting, any objection to the transaction of business because the meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board need be specified in either the notice of or a waiver of notice of any regular or special meeting.

3.08. Quorum and Voting. Except as otherwise provided by law, the Articles of Incorporation, or these bylaws, a majority of the number of Directors fixed in Section 3.01 of these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by the Articles of Incorporation or these bylaws.

3.09. Adjournment. A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board to another time and place. Notice of the adjourned meeting shall be given to each Director in accordance with Section 3.07 of these bylaws, unless all of the Directors of the full Board are present at the time of adjournment and the time and place of the adjourned meeting are announced at the time of the adjournment.

3.10. Committees. The Board may, by resolution adopted by a majority of the Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the Board, except that no such committee shall have authority to:

(a) Approve or recommend to the Shareholders actions or proposals required by the general corporation laws of the State to be approved by the Shareholders;

(b) Designate candidates for the office of Director:

(c) Fill vacancies in the Board or any committee thereof;

(d) Amend these bylaws;

(e) Authorize or approve the reacquisition, issuance, sale, contract for sale or designation of shares, except that the Board, having authorized the issuance or sale of shares, or any contract therefor, may authorize a committee to fix the terms of any contract for the sale of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof.

The Board, by resolution of the majority of the full Board, may designate one or more Directors as alternate committee members, who may act in the place and stead of any absent member or members at any meeting of such committee. Any committee established under this Section 3.10 may fix its own rules for the conduct of its activities and shall make such reports of its activities to the Board as the Board may request.

3.11. Telephonic Meetings. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

3.12. Unanimous Consent Without Meeting. Any action required or permitted to be taken at a meeting of the Board (or of a committee thereof) may be taken without a meeting, if a consent in writing setting forth the action so to be taken and signed by all of the Directors (or all the members of the committee, as the case may be) is filed in the minutes of the proceedings of the Board (or of the committee). Such consent shall have the same effect as a unanimous vote.

3.13. Presumption of Assent. A Director who is present at a meeting of the Board or of a committee of which he is a member where action on any corporate matter is taken shall be presumed to have assented to the action taken unless the Director either votes against such action or abstains from voting because of an asserted conflict of interest.

3.14. Compensation. The Board, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation to be paid to each Director for such Director’s services to the Corporation as Director, officer or otherwise, or the Board may delegate such authority to an appropriate committee. The Board also shall have authority to provide for, or to delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments to Directors, officers and employees and to their estates, families, dependents, or beneficiaries on account of prior services rendered by such Directors, officers and employees of the Corporation. Each Director shall also be reimbursed for his necessary expenses in connection with attending meetings of the Board or any committee thereof.

3.15. Director Conflicts of Interest. No contract or other transaction between the Corporation and any of the Directors or any other corporation, firm, association, or entity in which any of the Directors are officers or Directors or are financially interested shall be either void or voidable (i) because of such relationship or interest, (ii) because any such Director is present at the meeting of the Board or a committee thereof that authorizes, approves or ratifies such contract or transaction, or (iii) because any such Director’s vote is counted for such purpose, if:

(a) the fact of such relationship or interest is disclosed or known to the Board or the committee that authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of any such interested Director; or

(b) the fact of such relationship or interest is disclosed or known to the Shareholders entitled to vote, and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, Committee, or Shareholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee of the Board that authorizes, approves or ratifies such contract or transaction.

ARTICLE IV

OFFICERS

4.01. Number and Qualification. The officers of the Corporation shall be a President, a Chief Financial Officer, and a Secretary, each of whom shall be appointed by the Board of Directors. The Board of Directors also may elect or appoint such other officers (including, without limitation, a Chief Executive Officer, Treasurer, one or more Vice Presidents, and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable for the conduct of business of the Corporation, and each of whom shall have such powers and duties as the Board of Directors determines. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices. Any such officer may be, but need not be, a Director and/or a Shareholder.

4.02. Election and Term of Office. The officers of the Corporation to be chosen by the Board shall be elected at each annual meeting of the Board. The Board may, from time to time, appoint such additional officers, assistant officers and agents as the Board may deem necessary. Each officer shall hold office until a successor shall have been duly chosen or until the officer’s prior death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation.

4.03. Removal. Any officer or agent chosen by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby.

4.04. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification, or otherwise, shall be filled by the Board for the unexpired portion of the term. A vacancy in any other office may also be filled by the Board, should the Board deem such action necessary.

4.05. President. Unless the Board elects a Chief Financial Officer, the President shall be the chief executive officer of the Corporation and, subject to the control of the Board, shall in general supervise and control all of the business and affairs of the Corporation and perform such other duties as may be prescribed by the Board from time to time. The President shall, when present, preside at all meetings of Shareholders and the Board, and shall generally do and perform all acts incident to the office of President, or which are authorized or required by law. The President also shall have authority, subject to such conditions as may be prescribed by the Board, to appoint such agents and employees of the Corporation as the President shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. The President may sign with the Secretary (or with any other proper officer of the Corporation thereunto authorized by the Board) certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except when the signing and execution thereof shall be expressly delegated by the Board or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. As determined by the Board, the office of President may be divided among two or more persons who shall serve as President over an area of the Corporation’s business specified by the Board.

4.06. Vice President(s). If there is a Vice President, then in the absence of the President or in the event of the President’s death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or, if there are two or more Vice Presidents, then the most senior of the Vice Presidents in the order designated by the Board, or, in the absence of such designation, in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions on the President. Any Vice President may sign, with the Secretary or any Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties and have such authority as from time to time may be delegated or assigned to the Vice President by the President or by the Board. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of such Vice President’s authority to act in the stead of the President.

4.07. Secretary. The Secretary shall: (a) keep the minutes of the meetings of the Shareholders, of the Board and of Committees of the Board in one or more books provided for such purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the Corporation records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each Shareholder which shall be furnished to the Secretary; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to the Secretary by the President or by the Board.

4.08. Treasurer. If there is a Treasurer, the Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by or under the authority of a resolution of the Board; and (c) in general perform all the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Board. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine.

4.09. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers (which number may be zero in either or both cases) as the Board may from time to time authorize. An Assistant Secretary may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board. If required by the Board, each Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety as the Board shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board.

4.10. Other Assistants and Acting Officers. The Board shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in such officer’s stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board shall have the power to perform all the duties of the office to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board.

4.11. Compensation. The respective salaries and/or other compensation, if any, of the principal officers shall be fixed from time to time by the Board or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary and/or other compensation because he or she is also a Director.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS: SPECIAL CORPORATE ACTS

5.01. Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or to execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be, general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when such a deed, mortgage or instrument is so executed, then no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

5.02. Loans. No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board. Such authorization may be general or confined to specific instances.

5.03. Checks, Drafts. etc. All checks, drafts, other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board.

5.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board.

5.05. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the President, if present, or, in his or her absence, by a Vice President, if any, who may be present, and (b) whenever, in the judgment of the President, or, in his or her absence, of a Vice President, if any, in the order provided under Section 4.06 of these bylaws, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by such President or Vice President, without necessity of any authorization by the Board, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01. Certificates for Shares. The shares of capital stock of the Corporation shall be represented by a certificate, shall be uncertificated. Every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by, (a) the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, and (b) the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation.

6.02. Facsimile Signatures and Seal. The seal of the Corporation on any certificate for shares may be a facsimile. The signature of any officer upon a certificate may be a facsimile if the certificate is manually countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee.

6.03. Signature by Former Officers. If any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, has ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

6.04. Surrender, Transfer and Cancellation of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any owner of any other persons suffering loss as a result of such registration of transfer if (a) there were on the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any transfer of capital stock unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

6.05. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

6.06. Lost, Destroyed or Stolen Certificates. When the registered owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new Certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser; (b) files with the Corporation an indemnity bond in such amount as is prescribed by the Board; and (c) satisfies such other reasonable requirements as the Board may prescribe.

6.07. Consideration for Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed fully paid and nonassessable by the Corporation. No certificate shall be issued for any share until such share is fully paid.

ARTICLE VII

SEAL

7.01. The Board shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the Corporation’s name, the year of incorporation, the words, “Corporate Seal,” and the name “Florida” (to indicate that the Corporation is a Florida corporation).

ARTICLE VIII

AMENDMENTS

8.01. By Shareholders. These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Shareholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the Shareholders at which a quorum is in attendance.

8.02. By Directors. Except as provided herein, these bylaws may also be altered, amended or repealed and new bylaws may be adopted by the Board by affirmative vote of a majority of the number of Directors present at any meeting at which a quorum is in attendance; but no bylaw adopted by the Shareholders shall be amended or repealed by the Board if the bylaw so adopted so provides.

8.03. Implied Amendments. Any action taken or authorized by the Shareholders or by the Board which would be inconsistent with the bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of Directors required to amend the bylaws so that the bylaws would be consistent with such action shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

ARTICLE IX

INDEMNIFICATION

9.01. Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a Director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a Director, officer or employee. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this bylaw shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, officer or employee as provided above. No amendment of this bylaw shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this bylaw, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a Director, officer or employee of the Corporation which imposes duties on, or involves services by, such Director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

9.02. Permissive Supplementary Benefits. The Corporation may, but shall not be required to, supplement the right of indemnification under Section 9.01 by (a) the purchase of insurance on behalf of any one or more of such persons, whether or not the Corporation would be obligated to indemnify such person under Section 9.01, (b) individual or group indemnification agreements with any one or more of such persons, and (c) advances for related expenses of such a person.

9.03. Amendment. This Article IX may be amended or repealed only by a vote of the Shareholders and not by a vote of the Board.